                           JAY JACOBS, INC. AND SUBSIDIARY

                   SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
                                    (in thousands)

                                Balance           Deferred           Balance
Description                     Beg. Of             Tax              End of
                                period             Expense           period
                                                  (Benefit)

Deferred tax valuation
 allowance:

         1997               $10,664          $(1,029)              $ 9,635

         1996               $ 9,746          $   918               $10,664

         1995               $ 4,985          $ 4,761               $ 9,746



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


                                    EXHIBIT INDEX

ITEM     DESCRIPTION

2.3 Loan and Security Agreement between LaSalle National Bank and the Company dated as of December 4, 1995.

2.4 $10,000,000 Note of the Company to LaSalle National Bank dated as of December 4, 1995.

21   Schedule of Subsidiaries.

23   Consent of Price Waterhouse LLP.

27   Financial Data Schedule.










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

                               SCHEDULE OF SUBSIDIARIES

    The Company's only subsidiary is J.J. Distribution Company, a Washington corporation.
















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

                      Consent of Independent Accountants

We hereby consent to the Incorporation by reference in the Registration Statements on Form S-8 (No. 33-16837, No. 33-36184, No. 33-58586 and No.
33-95244) of Jay Jacobs, Inc. of our report dated April 25, 1996 appearing on Page 16 of this Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 38 of this Form 10-K.


Price Waterhouse LLP
Seattle, Washington


May 13, 1997





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